Exhibit 99.1

Drilling Tools International Reports Third Quarter 2023 Financial Results

HOUSTON, TEXAS (November 13, 2023) — Drilling Tools International Corp., (“DTI” or the “Company”) (Nasdaq: DTI), a leading oilfield services company that manufactures and provides a differentiated, rental-focused offering of tools for use in horizontal and directional drilling, operating from 22 locations across North America, Europe and the Middle East, today reported its financial and operational results for the third quarter ended September 30, 2023.

Third Quarter Financial Highlights

•	Net Revenue of $38.1 million increased 4.4% from $36.5 million in Q3 2022

•	Operating expenses of $(31.0) million were higher compared to $(28.5) million in Q3 2022

•	Net Income was $4.3 million, compared to $6.7 million in Q3 2022

•	Diluted Earnings Per Share were $0.21, compared to $0.36 in Q3 2022

•	Adjusted EBITDA was $12.7 million, compared to $13.0 million in Q2 2022

“While US rig activity has declined approximately 20% since the beginning of the year, DTI continues to execute on plan, with a decrease of only 5% in monthly revenue from December 2022 to September 2023, outperforming the market,” said Wayne Prejean, CEO of DTI. “We remain focused on cost control, operational efficiencies and maintaining a strong financial position, in order to increase shareholder value and position the Company to thoughtfully execute on accretive growth opportunities going forward.”

Third Quarter 2023 Financial and Operating Results

In the third quarter the Company generated Net Tool Rental Revenue of $29.4 million, which was an increase of 9.4% compared to the third quarter of 2022. This increase was primarily driven by increased market activity and customer pricing across all divisions, led by the Directional Tool Rentals (“DTR”) division.

Product Sales Net Revenue in the third quarter totaled $8.8 million, a decrease of 9.6% compared to the third quarter of 2022. The decrease was primarily driven by lower than average rental tool recovery rate in the quarter.

Third quarter 2023 Operating Expenses were $(31.0) million, compared to $(28.5) million in the third quarter of 2022. The increase was primarily driven by higher personnel expenses, depreciation from an increased property, plant and equipment balance, and an increase in insurance expenses.

Third quarter 2023 Net Income was $4.3 million, or $0.21 per diluted share, compared to Net Income of $6.7 million, or $0.36 per diluted share, in the prior year quarter. The primary factors contributing to the decline included higher taxes and a lower than average Rental Tool recovery revenue, as well as higher personnel, depreciation and insurance expenses. These negative impacts were partially offset by increased market activity and customer pricing across the Tool Rental segment.

Third quarter 2023 Adjusted EBITDA was $12.7 million, compared to Adjusted EBITDA of $13.0 million in the prior year quarter. The decrease was primarily driven by higher personnel expenses and other public company costs in the third quarter of 2023, and higher than average Tool Recovery revenue in the third quarter of 2022.

At September 30, 2023 the Company had $4.0 million of cash and cash equivalents. DTI retains strong financial flexibility with access to an undrawn $60 million revolving line of credit.

Outlook

US onshore rig activity has declined by approximately 20% on a monthly basis compared with the start of 2023. Despite the challenging environment, DTI continues to execute well, with a revenue decreased of only 5% from December 2022 to September 2023. Management anticipates the rig count will remain relatively flat in 4Q and is maintaining its previous projections for the full year 2023:

Full Year 2023

•	Revenue: $150 – 158 million

•	Adjusted EBITDA: $50 – 54 million

•	Gross Capital Expenditures: $44 – 46 million

•	Net Income: $12 – 19 million

•	Adjusted Free Cash Flow(1): $6 – 8 million

(1)	Adjusted Free Cash Flow defined as Adjusted EBITDA less Gross Capital Expenditures

Webcast Information

The DTI management team will host a conference call to discuss its third quarter 2023 financial results today, Monday, November 13, 2023, at 12:00 pm Eastern Time. Interested investors and other parties may access the live webcast via the following link: Drilling Tools International 3Q Earnings Call, or through the webcast link located on the News & Events page, within the Investor Relations section of DTI’s website at https://investors.drillingtools.com/news-events/events.

Please log in to the webcast at least 10 minutes prior to the start of the event. An archive of the webcast will be available for a period of time shortly after the call on the News and Events page on the Investor Relations section of DTI’s website, along with the earnings press release.

About DTI

DTI, with roots dating back to 1984, is a Houston, Texas based leading oilfield services company that manufactures and rents downhole drilling tools used in horizontal and directional drilling of oil and natural gas wells. DTI operates from 20 locations across North America, Europe and the Middle East. To learn more about DTI visit: www.drillingtools.com.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the business combination and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, statements regarding DTI and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward looking statements in this press release may include, for example, statements about: (1) the demand for DTI’s products and services, which is influenced by the general level activity in the oil and gas industry; (2) DTI’s ability to retain its customers, particularly those that contribute to a large portion of its revenue; (3) DTI’s ability to remain the sole North American distributor of the Drill-N-Ream; (4) DTI’s ability to employ and retain a sufficient number of skilled and qualified workers, including its key personnel; (5) DTI’s ability to market its services in a competitive industry; (9) DTI’s ability to execute, integrate and realize the benefits of acquisitions, and manage the resulting growth of its business; (6) potential liability for claims arising from damage or harm caused by the operation of DTI’s tools, or otherwise arising from the dangerous activities that are inherent in the oil and gas industry; (7) DTI’s ability to obtain additional capital; (8) potential political, regulatory, economic and social disruptions in the countries in which DTI conducts business, including changes in tax laws or tax rates; (9) DTI’s dependence on its information technology systems, in particular Customer Order Management Portal and Support System, for the efficient operation of DTI’s business; (10) DTI’s ability to comply with applicable laws, regulations and rules, including those related to the environment, greenhouse gases and climate change; (11) DTI’s ability to maintain an effective system of disclosure controls and internal control over financial reporting; (12) the potential for volatility in the market price of DTI’s common stock; (13) the impact of increased legal, accounting, administrative and other costs incurred as a public company, including the impact of possible shareholder litigation; (14) the potential for issuance of additional shares of DTI’s common stock or other equity securities; (15) DTI’s ability to maintain the listing of its common stock on Nasdaq; and (16) other risks and uncertainties separately provided to you and indicated from time to time described in filings and potential filings by DTI with the Securities and Exchange Commission (the “SEC”). You should carefully consider the risks and uncertainties described in the definitive proxy statement/prospectus/consent solicitation statement with the SEC by the Company on May 12, 2023 (the “Proxy Statement”), and the information presented in DTI’s current report on Form 8-K filed June 27, 2023 (the “8-K”) and the quarterly report on Form 10-Q filed August 14, 2023 (the “10-Q”). Such forward-looking statements are based on the beliefs of management of DTI, as well as assumptions made by, and information currently available to DTI’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Proxy Statement, the 8-K or the 10-Q. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of each of DTI, including those set forth in the Risk Factors section of the Proxy Statement, and described in the 8-K and the 10-Q. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Relations

Sioban Hickie

InvestorRelations@drillingtools.com

Drilling Tools International Corporation

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share data)

	September 30, 2023	December 31, 2022
	(Unaudited)	(Audited)
Assets
Current Assets
Cash	$3,989	$2,352
Accounts Receivable, Net	29,073	28,998
Inventories, Net	6,586	3,281
Prepaid Expenses and Other Current Assets	4,976	4,381
Investments - Equity Securities, at Fair Value	995	1,143

Total Current Assets	45,619	40,155
Property & Equipment, Net	64,569	44,154
Operating Lease Right-of-Use Asset	19,621	20,037
Intangible Assets, Net	228	263
Deferred Financing Costs, Net	460	226
Deposits and Other Long-Term Assets	939	383

Total Assets	$131,436	$105,218

Liabilities, Redeemable Convertible Preferred Stock & Shareholders’ Equity
Current Liabilities
Accounts Payable	$8,089	$7,281
Accrued Expenses and Other Current Liabilities	11,864	7,299
Current Portion of Operating Lease Liabilities	3,940	3,311
Revolving Line of Credit	—	18,349

Total Current Liabilities	23,893	36,240
Operating Lease Liabilities, Less Current Portion	15,753	16,691
Deferred Tax Liabilities, Net	6,926	3,185

Total Liabilities	46,572	56,116

Commitments and Contingencies (See Note 14)
Redeemable Convertible Preferred Stock
Series A redeemable convertible preferred stock*, par value $0.01; nil shares and 30,000,000 shares authorized at September 30, 2023 and December 31, 2022, respectively; nil shares and 6,719,641 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	—	17,878
Shareholder’s Equity
Common stock*, par value $0.0001; 500,000,000 and 65,000,000 shares authorized at September 30, 2023 and December 31, 2022, respectively; 29,768,535 shares and 11,951,137 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	3	1
Preferred stock, par value $0.0001; 10,000,000 shares and nil shares authorized at Septmeber 30, 2023 and December 31, 2022, respectively; nil shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	—	—
Additional paid-in-capital	95,218	52,388
Accumulated deficit	(10,129)	(21,054)
Less treasury stock, at cost; nil shares at September 30, 2023 and December 31, 2022	—	—
Accumulated other comprehensive loss	(228)	(111)

Total Shareholder’s Equity	84,864	31,224

Total Liabilities, Redeemable Convertible Preferred Stock & Shareholders’ Equity	$131,436	$105,218

*	Shares of legacy redeemable convertible preferred stock and legacy common stock have been retroactively restated to give effect to the Merger

Drilling Tools International Corporation

Unaudited Condensed Consolidated Statement of Operations and Comprehensive Income

(in thousands, except share data)

	Three Months Ended September 30,
	2023	2022
Revenue, Net
Tool Rental	$29,361	$26,837
Product Sale	8,777	9,710

Total Revenue, Net	38,138	36,547
Operating Costs and Expenses
Costs of Tool Rental Revenue	7,956	7,586
Costs of Product Sale Revenue	1,195	1,372
Selling, General and Administrative Expense	16,552	14,692
Depreciation and Amortization Expense	5,303	4,820

Total Operating Costs and Expenses	31,006	28,470

Income from Operations	7,132	8,077
Other (Expense) Income
Interest Expense, Net	(73)	(45)
Gain on Sale of Property	—	102
Unrealized Loss on Equity Securities	(535)	(398)
Other Expense, Net	(135)	(114)

Total Other Expense, Net	(743)	(455)

Income Before Income Tax Expense	6,389	7,622
Income Tax Expense	(2,102)	(626)

Net Income	$4,287	$6,996
Accumulated Dividends on Redeemable Convertible Preferred Stock	—	294

Net Income Available to Common Shareholders	$4,287	$6,702

Basic earnings per share	$0.14	$0.56

Diluted earnings per share	$0.14	$0.36

Basic weighted-average common shares outstanding	29,768,568	11,951,137
Diluted weighted-average common shares outstanding	30,043,546	19,677,507
Comprehensive income
Net Income	$4,287	$6,996
Foreign Currency Translation Adjustment, Net of Tax	90	(24)

Net Comprehensive Income	$4,377	$6,972

Drilling Tools International Corporation

Unaudited Condensed Consolidated Statement of Operations and Comprehensive Income

(in thousands, except share data)

	Nine Months Ended September 30,
	2023	2022
Revenue, Net
Tool Rental	$90,639	$70,277
Product Sale	26,206	22,619

Total Revenue, Net	116,845	92,896
Operating Costs and Expenses
Costs of Tool Rental Revenue	23,785	20,578
Costs of Product Sale Revenue	3,655	3,785
Selling, General and Administrative Expense	50,999	36,424
Depreciation and Amortization Expense	15,035	14,782

Total Operating Costs and Expenses	93,474	75,569

Income from Operations	23,371	17,327
Other (Expense) Income
Interest Expense, Net	(995)	(41)
Gain on Sale of Property	68	107
Unrealized Loss on Equity Securities	(148)	(75)
Other Expense, Net	(6,170)	(209)

Total Other Expense, Net	(7,245)	(218)

Income Before Income Tax Expense	16,126	17,109
Income Tax Expense	(5,201)	(2,846)

Net Income	$10,925	$14,263
Accumulated Dividends on Redeemable Convertible Preferred Stock	314	883

Net Income Available to Common Shareholders	$10,611	$13,380

Basic earnings per share	$0.57	$1.12

Diluted earnings per share	$0.46	$0.72

Basic weighted-average common shares outstanding	18,608,708	11,951,137
Diluted weighted-average common shares outstanding	23,554,593	19,677,507
Comprehensive income
Net Income	$10,925	$14,263
Foreign Currency Translation Adjustment, Net of Tax	(117)	(86)

Net Comprehensive Income	$10,808	$14,177

Drilling Tools International Corporation

Unaudited Condensed Consolidated Statement of Cash Flows

(In thousands)

	Nine Months Ended September 30,
	2023	2022
Cash Flows from Operating Activities
Net Income	$10,925	$14,263
Adjustments to Reconcile Net Income to Net Cash from Operating Activities:
Depreciation and Amortization	15,035	14,782
Amortization of Deferred Financing Costs	88	74
Amortization of Debt Discount	—	52
Non-Cash Lease Expense	3,418	3,087
Provision for Excess and Obsolete Inventory	22	29
Provision for Excess and Obsolete Property and Equipment	381	400
Bad Debt Expense	502	223
Deferred Tax Expense	3,741	697
Gain on Property Sale	(68)	(107)
Unrealized Loss on Equity Securities	148	75
Unrealized Gain on Interest Rate Swap	—	(1,373)
Realized Loss on Interest Rate Swap	4	—
Gross Profit from Sale of Lost-in-Hole Equipment	(13,968)	(12,595)
Stock-Based Compensation Expense	3,986	—
Changes in Assets and Liabilities
Accounts Receivable, Net	(577)	(8,531)
Prepaid Expenses and Other Current Assets	(92)	(5,456)
Inventories, Net	(2,876)	(261)
Operating Lease Liabilities	(3,311)	(3,100)
Accounts Payable	(888)	(2,046)
Accrued Expenses and Other Currently Liabilities	1,014	5,428

Net Cash Flows from Operating Activities	17,484	5,641

Cash Flows From Investing Activities
Proceeds From Sale of Property and Equipment	126	1,021
Purchase of Property, Plant & Equipment	(36,776)	(16,235)
Proceeds from Sale of Lost-in-Hole Equipment	16,623	16,287

Net Cash Flows From Investing Activities	(20,027)	1,073

Cash Flows From Financing Activities
Proceeds from Merger and PIPE Financing, Net of Transaction Costs	23,162	—
Payment of Deferred Financing Costs	(322)	(149)
Proceeds from Revolving Line of Credit	71,646	76,471
Payments on Revolving Line of Credit	(89,995)	(82,239)
Payments on Finance Leases	—	(10)
Payments to holders of DTIH redeemable convertible preferred stock in connection with retiring their DTIH stock upon the Merger	(194)	—

Net Cash Flows From Financing Activities	4,297	(5,927)

Effect of Changes in Foreign Exchange Rates	(117)	(86)
Net Change in Cash	1,637	701
Cash at Beginning of Period	2,352	52

Cash at End of Period	$3,989	$753

Drilling Tools International Corporation

Unaudited Condensed Consolidated Statement of Cash Flows

(In thousands)

	Nine Months Ended September 30,
	2023	2022
Supplemental cash flow information:
Cash paid for interest	$901	$884

Cash paid for income taxes	$2,546	$1,925

Non-cash investing and financing activities:
ROU assets obtained in exchange for lease liabilities	$3,002	$5,246

Purchases of inventory included in accounts payable and accrued expenses and other current liabilities	$451	$1,776

Purchases of property and equipment included in accounts payable and accrued expenses and other current liabilities	$1,733	$1,459

Non-cash Directors and Officers insurance	$1,063	$—

Non-cash Merger financing	$2,000	$—

Exchange of DTIH redeemable convertible preferred stock for DTIC common stock in connection with Merger	$7,193	$—

Issuance of DTIC common stock to former holders of DTIH redeemable convertible preferred stock in connection with Exchange Agreements	$10,805	$—

Deferred financing fees included in accounts payable	$—	$69

Accretion of redeemable convertible preferred stock to redemption value	$314	$883

Use of Non-GAAP Financial Measures

To supplement its unaudited interim consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses certain non-GAAP financial measures to understand and evaluate its core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of the Company’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

The Company uses the non-GAAP financial measure Adjusted EBITDA, which is defined as net income (loss), excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; and certain other non-cash or non-recurring items impacting net income (loss) from time to time. The Company believes that Adjusted EBITDA helps identify underlying trends in its business that could otherwise be masked by the effect of the expenses that the Company excludes in Adjusted EBITDA.

The Company uses the non-GAAP financial measure Adjusted Free Cash Flow, which is defined as Adjusted EBITDA, reduced by gross capital expenditures. The Company believes Adjusted Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in its business and is a key financial indicator used by management. Adjusted Free Cash Flow is useful to investors as a liquidity measure because it measures the Company’s ability to generate or use cash. Once the Company’s business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

These non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures compared to the closest comparable GAAP measure. Some of these limitations are that:

•

Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets and amortization of acquired intangible assets and, although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future;

•	Adjusted EBITDA excludes income tax benefit (expense); and

Adjusted Free Cash Flow does not reflect the Company’s future contractual commitments.

Reconciliations of Non-GAAP Financial Measures

The following tables present a reconciliation of Net Income (Loss) to Adjusted EBITDA for the three and nine months ended September 30, 2023 and 2022 (non-recurring transaction expenses recorded to other (income) expense are presented separately within Adjusted EBITDA):

Drilling Tools International Corporation

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

(In thousands)

	Three Months Ended September 30,
	2023	2022
Net Income	$4,287	$6,996
Add (deduct)
Income tax expense	2,102	626
Depreciation and Amortization	5,303	4,820
Interest expense, net	73	45
Stock option expense	—	—
Monitoring fees	295	123
Gain on sale of property	—	(102)
Unrealized (gain) loss on equity securities	535	398
Transaction expense	124	—
ERC credit received	—	—
Other expense, net	10	114

Adjusted EBITDA	$12,729	$13,020

Drilling Tools International Corporation

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2023	2022
Net Income	$10,925	$14,263
Add (deduct)
Income tax expense	5,201	2,846
Depreciation and Amortization	15,035	14,782
Interest expense, net	995	41
Stock option expense	1,661	—
Monitoring fees	773	294
Gain on sale of property	(68)	(107)
Unrealized (gain) loss on equity securities	148	75
Transaction expense	5,963	—
ERC credit received	—	(4,272)
Other expense, net	207	209

Adjusted EBITDA	$40,840	$28,131

The following table presents a reconciliation of full year 2023 Estimated Net Income (Loss) to Estimated Adjusted EBITDA:

Drilling Tools International Corporation

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

(In thousands)

2023E
Net Income	$11,576 - 18,976
Add (deduct)
Interest expense, net	500 - 1,300
Income tax expense	6,500 - 7,000
Depreciation and amortization	19,900 - 21,000
Monitoring fees	500 - 1,000
Other expense	0 - 500
Stock option expense	1,661
Transaction expense	5,963

Adjusted EBITDA	$50,000 - 54,000

The following table presents a reconciliation of full year 2023 Estimated Net Income (Loss) to Estimated Adjusted Free Cash Flow:

Drilling Tools International Corporation

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

(In thousands)

2023E
Net Income	$11,576 - 18,976
Add (deduct)
Interest expense, net	500 - 1,300
Income tax expense	6,500 - 7,000
Depreciation and amortization	19,900 - 21,000
Monitoring fees	500 - 1,000
Other expense	0 - 500
Stock option expense	1,661
Transaction expense	5,963
Gross capital expenditures	(44,000) - (46,000)

Adjusted Free Cash Flow	$6,000 - 8,000

Source: Drilling Tools International Corp.